Exhibit (l)

Consent of Independent Registered Public Accounting Firm

We have issued our report dated April 29, 2024, with respect to the financial statements and financial highlights of Universal Life Separate Account Fortune VII as of December 31, 2023 and for the period from February 21, 2023 to December 31, 2023, which is contained in the Prospectus and Statement of Additional Information contained in this Registration Statement. We consent to the use of the aforementioned report in the Prospectus and Statement of Additional Information contained in this Registration Statement, and to the use of our name as it appears under the captions “Financial Statements” and “Independent Registered Public Accounting Firm”.

/s/ Kevane Grant Thornton, LLP

San Juan, Puerto Rico

May 2, 2024

Consent of Independent Auditors

We have issued our report dated April 29, 2024, with respect to the statutory-basis financial statements of Universal Life Insurance Company as of and for the year ended December 31, 2023, which is contained in the Prospectus and Statement of Additional Information contained in this Registration Statement. We consent to the use of the aforementioned report in the Prospectus and Statement of Additional Information contained in this Registration Statement, and to the use of our name as it appears under the captions “Financial Statements” and “Report of Independent Auditors”.

/s/ Kevane Grant Thornton, LLP

San Juan, Puerto Rico

May 2, 2024

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the 1933 Act Registration Statement (Form N-4 No. 333-260538) and Amendment No. 4 to the 1940 Act Registration Statement (Form N-4 No. 811-23752) and to the use of our report dated May 15, 2023 with respect to the statements of admitted assets, liabilities, capital and surplus and other funds as of December 31, 2022, the related statements of operations, changes in capital and surplus and other funds for each of the two years in the period then ended, and cash flows and the related notes to the financial statements for the year ended December 31, 2022 of Universal Life Insurance Company for the registration of units of interest in a flexible premium deferred variable annuity contract.

/s/ Ernst & Young LLP

San Juan, Puerto Rico

May 2, 2024